UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2020

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Filing Relief - Form 10-Q for the Fiscal Quarter Ended March 31, 2020

Noodles & Company (the "Company") is filing this Current Report on Form 8-K pursuant to the Order of the Securities and Exchange Commission (the “SEC”), issued on March 4, 2020 and as revised on March 25, 2020 pursuant to Section 36 of the Exchange Act, granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (Release No. 34-88465) (the “Order”). In reliance on the Order, the Company is delaying the filing of its Form 10-Q for the fiscal quarter ended March 31, 2020, originally due on May 11, 2020 (the “Form 10-Q”).

The Company’s business has been significantly disrupted due to the conditions surrounding the COVID-19 pandemic, including, but not limited to, the continued closure of all its restaurant dining rooms (and the related uncertainty regarding the conditions under which restaurants can reopen) and reductions in the number and working hours of the Company’s Central Support Office staff. These conditions have caused significant disruptions to the Company’s operations and management, including requiring key personnel to devote considerable time and resources to address emerging issues impacting the Company’s operations and financial condition. This, in turn, has caused and will continue to cause delays in the Company’s ability to complete the Form 10-Q. The Company expects to file its Form 10-Q for the quarter ended March 31, 2020 with the SEC no later than June 24, 2020 (45 days after the original filing deadline of the Form 10-Q as allowed by the Order). Additionally, while the Company was in full compliance with its financial covenants for the quarter ended March 31, 2020, the Company has been engaged in discussions with our lenders regarding amendment to the financial covenant requirements of our amended credit facility for future quarters in 2020 and 2021.

In light of the rapidly evolving COVID-19 pandemic, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the risk factor titled “An outbreak of disease, epidemic or pandemic, or similar public health threat, such as the coronavirus, could have a material adverse impact on the Company’s business, operating results and financial condition.” Accordingly, the Company’s risk factor disclosure is hereby updated as follows:

The recent and ongoing COVID-19 pandemic has, and we expect will continue to materially affect our operations, as well as the business or operations of third parties with whom we conduct business such as our suppliers and franchisees.

In December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to other countries, including the United States. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Further, the President of the United States declared the COVID-19 pandemic a national emergency. Similarly, several states in which we operate declared states of emergency related to the spread of COVID-19 and issued executive orders directing individuals to stay at their place of residence for an indefinite period of time and the vast majority required the closures of restaurant dining rooms (subject to certain exceptions to facilitate authorized necessary activities) to mitigate the impact of the COVID-19 pandemic.

In response to these public health directives and orders, we have introduced direct delivery nationwide through the Noodles app and website, expanded our third-party delivery service and launched curbside delivery at all of our restaurants. Despite our mitigating efforts, the effects of the executive orders and shelter-in-place orders may materially and adversely affect our business, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition.

Although the ultimate severity of the COVID-19 pandemic is uncertain at this time, we expect that the pandemic will continue to adversely impact the Company's financial condition and results of operations. Such adverse impacts include, but are not limited to, the following:

•
We have experienced and we expect we will continue to experience significant reductions in demand for our products as customers may not be able to dine at our restaurants due to illness, quarantine or government or self-imposed restrictions placed on our restaurants' operations. Substantially all of our restaurant dining areas are closed and will remain closed until it is appropriate to reopen and any applicable government restrictions have been lifted. Additionally, social distancing measures or changes in consumer spending behaviors due to the COVID-19 pandemic as customers choose to avoid public gathering places may continue to impact traffic in our restaurants after they resume normal operations and such actions could result in a loss of sales and profit.

•
The impact of a health pandemic on us might be disproportionately greater than on other dining concepts that depend less on the gathering of people. To the extent that a virus or disease is food-borne, or perceived to be food-borne, future outbreaks may adversely affect the price and availability of certain food products and cause our customers to eat less of a product.

•
Depending on the severity and the duration of the COVID-19 pandemic, our franchisees may not be able to make the franchise royalty fee payments that we have historically received. We are working with our franchisees to support their financial liquidity during this period of uncertainty. We have granted deferral of certain royalties, information technology support, and marketing fees earned from franchisees.

•
Depending on the severity and the duration of the COVID-19 pandemic, our liquidity may be further negatively impacted and, as a result, we may be required to pursue additional sources of financing to meet our financial obligations. Obtaining such financing is not guaranteed and is largely dependent upon market conditions and other factors. Further actions may be required to improve our cash position, including but not limited to, further reductions of corporate expenses and foregoing additional capital expenditures and other discretionary expenses.

•
For the quarter ended March 31, 2020, the Company was in full compliance with its financial covenants related to its revolving credit facility. While we estimate that we will have sufficient liquidity to weather the COVID-19 pandemic, we are exploring financial covenant options for future quarters in 2020 and 2021 with our banks to ensure that we are prepared in the event of a prolonged downturn.

•
As more business and activities have shifted online due to the COVID-19 pandemic restrictions on congregating and physical movements, we have seen an increase in cyber security threats and attempts to breach our security networks.

In addition, the COVID-19 pandemic may have the effect of heightening one or more of the other risk factors disclosed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The extent of the impact of the COVID-19 pandemic on the Company's operations and financial results depends on future developments and is highly uncertain due to the unknown duration and severity of the outbreak. The situation is changing rapidly and future impacts may materialize that are not yet known.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding our ability to navigate the COVID-19 crisis, projected capital expenditures, the revenue and balance sheet impact of the COVID-19 crisis, estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, the extent, duration and severity of the COVID-19 crisis; governmental and guest response to the COVID-19 crisis; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; consumer reaction to industry related public health issues and health pandemics, including the COVID-19 pandemic and perceptions of food safety; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 26, 2020. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: May 11, 2020	By:	/s/ KEN KUICK
	Name:	Ken Kuick
	Title:	Chief Financial Officer